SOSID: 702216
                                                      Date Filed: 12/10/2003
                                                      2:59:00 PM
                                                         Elaine F. Marshall
                                                     North Carolina Secretary
                                                     of State
                                                              C200334400012



                             STATE OF NORTH CAROLINA
                      DEPARTMENT OF THE SECRETARY OF STATE

                            LIMITED LIABILITY COMPANY
                            ARTICLES OF ORGANIZATION

        Pursuant to ss.57C-2-20 of the General Statutes of North Carolina, the undersigned does hereby submit these Articles of Organization for the purpose of forming a limited liability company.

        1. The name of the limited liability company is: TOXAWAY DEVELOPMENT GROUP, LLC

        2. If the limited liability company is to dissolve by a specific date, the latest date on which the limited liability company is to dissolve: (If no date for dissolution is specified, there shall be no limit on the duration of the limited liability company.)__________

        3. The name and address of each person executing these articles of organization is as follows: (State whether each person is executing these articles of organization in the capacity of a member, organizer or both),

                KIMBERLY R. COWARD,  ORGANIZER P.O. BOX 1918
                CASHIERS, NC 28717

        4. The street address and county of the initial registered office of the limited liability company is;

                Number and Street 211 CASHIERS SCHOOL ROAD
                City, State, Zip Code Cashiers, NC 28717 County Jackson
         5. The mailing address IF DIFFERENT FROM THE STREET ADDRESS of the initial registered office is: P.O. BOX 1918
                CASHIERS, NORTH CAROLINA 28717

         6.     The name of the initial registered agent is:  KIMBERLY R, COWARD

         7.     Check one of the following:

                   XX (i) MEMBER-MANAGED LLC. all members by virtue of their
                 status as members shall be managers of this limited liability company.

                 ___(ii) MANAGER-MANAGED LLC: except as provided by N.C.G.S.
                 Section 57C-3-20(a), the members of this limited liability company shall not be managers by virtue of their status as members.



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       8. Any other provisions which the limited liability company elects to include are attached.

       9. These articles will be effective upon filing, unless a date anchor time is specified:





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This is the 8th day of December, 2003.


                                                 Kimberly R. Coward, Organizer















    NOTES:
    1. Filing fee is 5125. This document and one exact or conformed copy of these articles must be filed with the Secretary of State.


   (Revised January 2000)                                            (Form L-Ol>
   CORPORATIONS DIVISION         P.O. Box 29622           RALEIGH, NC 27626-0622